UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 22, 2026

OCEANFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
110 West Front Street, Red Bank New Jersey 07701
(Address of principal executive offices, including zip code)
(732)240-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange in which registered
Common stock, $0.01 par value per share	OCFC	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02RESULTS OF OPERATION AND FINANCIAL CONDITION
On January 22, 2026, OceanFirst Financial Corp. (the “Company”) issued a press release announcing its financial results for the quarter ended December 31, 2025. That press release is attached to this Report as Exhibit 99.1. The information included in this item and the related presentation is being furnished to the SEC and shall not be deemed “filed” for any purpose.

ITEM 7.01REGULATION FD DISCLOSURE
The Company is scheduled to make presentations to current and prospective investors after January 22, 2026. Attached as Exhibit 99.2 of this Form 8-K is a copy of the presentation which OceanFirst Financial Corp. will make available at these presentations and will post on its website at www.oceanfirst.com. The information included in this item and the related press release is being furnished to the SEC and shall not be deemed “filed” for any purpose.
ITEM 8.01OTHER EVENTS
In the press release described in Item 2.02, the Company announced that the Board of Directors declared a regular quarterly cash dividend on the Company’s outstanding common stock. The cash dividend will be in the amount of $0.20 per share and will be payable on February 13, 2026 to the stockholders of record at the close of business on February 2, 2026.
ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

99.1	Press Release dated	January 22, 2026
99.2	Text of written presentation which OceanFirst Financial Corp. intends to provide to current and prospective investors after January 22, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

Dated	January 22, 2026	/s/ Patrick S. Barrett
Patrick S. Barrett
Senior Executive Vice President and Chief Financial Officer